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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR (g) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

                          WALTER INDUSTRIES, INC.
           (Exact name of registrant as specified in its charter)


               Delaware                                 13-3429953
(State of incorporation or organization)   (I.R.S. Employer Identification No.)

1500 North Dale Mabry Highway, Tampa, FL                  33607
(Address of principal executive offices)               (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:


         Title of each class                  Name of each exchange on which
         to so be registered                  each class is to be registered

Common Stock, Par Value $.01 Per Share         The New York Stock Exchange


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. / /

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. / /

Securities to be registered pursuant to Section 12(g) of the Act:

                                    NONE


ITEM 1. DESCRIPTION OF THE REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the Common Stock contained in Post-Effective Amendment No. 4, filed on November 7, 1997, on Form S-3 to the Common Stock Registration Statement of Walter Industries, Inc. on Form S-1, filed on September 17, 1996 (File No. 33-59013) under the Securities Act of 1933, as amended, is incorporated herein by reference. Reference is specifically made to the sections in such Post-Effective Amendment No. 4 captioned "Risk Factors--Dividend Policy" and "Description of Capital Stock."


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ITEM 2. EXHIBITS. Copies of each of the following exhibits are being filed with the New York Stock Exchange in conjunction with this filing:

      a)    Restated Certificate of Incorporation of the Registrant
      b)    By-Laws of the Registrant
      c)    Specimen Stock Certificate
      d) Amendment No. 1 on Form 10-K/A to Annual Report on Form 10-K, filed with the Commission on November 7, 1997
      e)    Quarterly Report on Form 10-Q for quarter ended Agust 31, 1997
      f)    Report on Form 8-K, filed with the Commission on October 30, 1997
      g)    Proxy Statement of the Registrant dated August 12, 1997
      h) Annual Report to Stockholders of the Company for the year ended May 31, 1997














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                               SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          WALTER INDUSTRIES, INC.

                                          By: /s/ Dean M. Fjelstul
                                              Name: Dean M. Fjelstul
                                              Title: Senior Vice President and
                                                     Chief Financial Officer


Dated:   December 15, 1997















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